Exhibit 10.2

FATHOM HOLDINGS INC.

2017 STOCK PLAN

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”) is made by and between Fathom Holdings Inc. (the “Company”) and _____________________ (“Grantee”) effective as of ___________ (the “Date of Grant”). This Agreement sets forth the terms and conditions associated with the Company’s award to Grantee of shares of the Company’s Common Stock pursuant to the Fathom Holdings Inc. 2017 Stock Plan (the “Plan”) for the number of Shares set forth below. Capitalized terms not explicitly defined in this Agreement but defined in the Plan have the same definitions as in the Plan.

1.           Grant of Stock. The Company hereby agrees to issue to Grantee _________________ (####) shares of the Company’s Common Stock (the “Shares”). All of the Shares received by the Grantee from the Company pursuant to this Agreement are subject to the terms of this Agreement, including but not limited to options by the Company to repurchase such Shares in certain cases and a right of first refusal. All references to the number of Shares will be appropriately adjusted to reflect any stock split, stock dividend, or other change in capitalization that may be made by the Company after the date of this Agreement, as provided in Section 13 of the Plan.

2.           Vesting. The Shares will vest as described on Exhibit A hereto, subject to Grantee’s Continuous Service with the Company or an Affiliate. Vesting will terminate upon the termination of Grantee’s Continuous Service.

3.           Company’s Repurchase Option. The Shares are subject to the Company’s Repurchase Option, as described below.

(a)          Triggering Event. As used herein, the term “Triggering Event” means a termination of the Grantee’s Continuous Service with the Company and all Affiliates thereof for any reason.

(b)          Repurchase Option. In the event that a Triggering Event occurs, the Company will have an option (the “Repurchase Option”) for a period of ninety (90) days from the date of such event (as reasonably fixed and determined by the Company), to repurchase (i) any of the Shares that are not vested under the vesting schedule set forth on Exhibit A hereto as of the date of such Triggering Event (the “Unvested Shares”), and/or (ii) any of the Shares that are vested under the vesting schedule set forth on Exhibit A hereto as of the date of such Triggering Event (the “Vested Shares”). The purchase price upon the exercise of the Repurchase Option will be the “Repurchase Price” determined in accordance with Section 3(d) below.

(c)          Exercise of Repurchase Option. If the Company, or its assignee(s), elects to exercise the Repurchase Option, it will be exercised by written notice to the Grantee, which notice will specify the number of Shares, the Repurchase Price, and the time (not later than 30 days from the date of the notice) and place for the closing of the repurchase of the Shares.

(d)          Repurchase Price. The “Repurchase Price” for the Shares will be determined as follows:

(i)          If the Triggering Event is a termination of Grantee’s Continuous Service for Cause (as defined in the Plan) then the Repurchase Price for all Shares, whether Vested Shares or Unvested Shares, will be the original purchase price per share paid by Grantee in connection with the acquisition of the Shares, if any, provided that if Grantee did not pay a purchase price in connection with the acquisition of the Shares, the Repurchase Price will be $0.00/share.

(ii)         In the event that the Company reasonably determines that the Grantee has violated any non-competition, non-solicitation, non-disclosure, or other similar restrictive covenants between Grantee and the Company or any of its Affiliates, then the Repurchase Price for the Shares, whether Vested Shares or Unvested Shares, will be the original purchase price per share paid by Grantee in connection with the acquisition of the Shares, if any, provided that if Grantee did not pay a purchase price in connection with the acquisition of the Shares, the Repurchase Price will be $0.00/share.

(iii)        In all other cases, the Repurchase Price for any Vested Shares will be the Fair Market Value, determined by the Company in accordance with the Plan, as of the date of the Triggering Event (as reasonably fixed and determined by the Company), and the Repurchase Price for any Unvested Shares will be the original purchase price per share paid by Grantee in connection with the acquisition of the Shares, if any, provided that if Grantee did not pay a purchase price in connection with the acquisition of the Shares, the Repurchase Price will be $0.00/share.

(e)          Transfer of Ownership. Upon delivery of the notice described in Section 3(c) and payment of the Repurchase Price in accordance with this Section 3, the Company will become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company will have the right to retain and transfer to its own name the number of Shares being repurchased by the Company.

4.           Release of Shares from Repurchase Option. In the event the Repurchase Option is triggered pursuant to a Triggering Event and the Company (or its assigns) fails to exercise the Company’s option for the repurchase of any or all of the Shares then, upon the expiration of the 90-day option period, any and all such Shares not repurchased by the Company will be released from the Repurchase Option. Upon the release of the Repurchase Option, any Unvested Shares will immediately vest.

5.           Ownership Rights. Grantee, as beneficial owner of the Shares, will have full voting rights with respect to the Shares during and after the vesting period, except to the extent repurchased pursuant to the Repurchase Option. Grantee will be entitled to receive dividends with respect to Unvested Shares prior to the vesting of such Shares as follows: (a) any regular cash dividends paid with respect to an Unvested Share will be retained by the Company and will be paid to Grantee, without interest, within thirty (30) days after the associated Share vests as provided in Section 2 hereof, and will be forfeited if and when the associated Share is repurchased, and (b) any property (other than cash) distributed with respect to an Unvested Share (including without limitation a distribution of stock by reason of a stock dividend, stock split, or otherwise, or a distribution of other securities with respect to an associated Share) will be subject to the restrictions of this Agreement in the same manner and for so long as the associated Share remains subject to those restrictions, and will be forfeited if and when the associated Share is repurchased or will vest if and when the associated Share vests. If any Shares are repurchased pursuant to the Repurchase Option, then, on the date of such repurchase, Grantee will no longer have any rights as a stockholder with respect to such repurchased Shares or any interest therein.

6.           Conditions to Issuance of Shares.

(a)          In the event the Shares have not been registered under the Securities Act, then Grantee will, if required by the Company and as a condition to the issuance of the Shares, deliver to the Company an Investment Representation Statement in substantially the form attached hereto as Exhibit B.

(b)          If required by the Committee in its discretion, Grantee will execute a joinder agreement (in form acceptable to the Committee) such that Grantee will become a party to any stockholders agreement, investor rights agreement, or similar as may be entered into from time to time by and among the Company and the holders of the Company’s stock. Any such agreement may contain restrictions on the transferability of shares of the Company’s Common Stock acquired pursuant to this Option (such as a right of first refusal or a prohibition on transfer) and such shares may be subject to call rights and drag-along rights of the Company and certain of its stockholders. The Company will also have any repurchase rights set forth in such agreements, the Plan or this Agreement.

(c)          No Shares will be issued pursuant to this Agreement unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. The Company may impose such conditions on any Shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which shares of the same class are then listed and under any blue sky or other securities laws applicable to those Shares.

7.           Restrictive Legends and Stop-Transfer Orders.

(a)          Legends. The Grantee acknowledges that the certificates evidencing the Shares will be endorsed with a legend, in addition to any other legends required by any other agreement to which the Shares are subject, substantially as follows:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE ISSUER’S STOCK PLAN AND THE RESTRICTED STOCK AWARD AGREEMENT RELATING TO THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b)          Stop-Transfer Notices. Grantee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)          Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any Grantee or other transferee to whom such Shares shall have been so transferred.

8.           Restrictions on Transfer. None of the Unvested Shares or any beneficial interest therein may be transferred, pledged, hypothecated, encumbered or otherwise disposed of in any way. All transferees of Shares or any interest therein (including Permitted Transferees) will receive and hold such Shares or interest subject to the provisions of this Agreement, and will agree in writing to take such Shares or interest therein subject to all the terms of this Agreement, including restrictions on further transfer. Any sale or transfer of the Company’s Shares will be void unless the provisions of this Agreement are met.

9.           Company’s Right of First Refusal. Before any Shares held by Grantee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”).

(a)          Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed transferee or other recipient of the Shares (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b)          Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c)          Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the noncash consideration shall be determined by the Committee in good faith.

(d)          Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash, by check, by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e)          Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within ninety (90) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f)          Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Grantee’s lifetime or on the Grantee’s death by will or intestacy to the Grantee’s immediate family or a trust for the benefit of the Grantee’s immediate family shall be exempt from the provisions of this Section. “Immediate Family” as used herein shall mean Grantee’s spouse, parent, other lineal descendant or antecedent, or sibling. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

(g)          Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Plan; or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to transferee to whom such Shares will have been so transferred.

(h)          Termination of Right of First Refusal. The Right of First Refusal shall terminate as to all Shares ninety (90) days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

10.         Tax Consequences.

(a)          The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign (if applicable) tax consequences of the grant of the Shares and the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee (and not the Company) will be responsible for the Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(b)          The Grantee understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. The Grantee understands that he/she may elect to be taxed at the time the Shares are received rather than when and as the Repurchase Option expires by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of purchase. If the Grantee makes any tax election relating to the treatment of the Shares under the Code, at the time of such election the Grantee will promptly notify the Company of such election.

(c)          THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S OR ITS REPRESENTATIVES’ TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.

(d)          Grantee understands that, at the time that the Shares are granted, or at the time of vesting, Grantee may incur tax obligations under federal, state, local, and/or foreign law, and the Company may be required to withhold amounts from Grantee’s compensation or otherwise collect from Grantee related to such obligations. Grantee agrees that the Company (or an Affiliate) may satisfy such withholding obligations relating to the Shares by any of the following means or by a combination of such means, in the Company’s discretion: (i) withholding from any compensation otherwise payable to the Grantee by the Company; (ii) causing the Grantee to tender a cash payment; or (iii) withholding Shares with a Fair Market Value (measured as of the date the tax withholding obligations are to be determined) equal to the amount of such tax withholding obligations from the Shares otherwise issuable to Grantee; provided, however, that the number of such Shares so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income (or such lesser amount as may be necessary to avoid classification of the Shares as a liability for financial accounting purposes). Grantee understands that all matters with respect to the total amount of taxes to be withheld in respect of such compensation income will be determined by the Company in its reasonable discretion. Grantee further understands that, although the Company will pay withheld amounts to the applicable taxing authorities, the Grantee remains responsible for payment of all taxes due as a result of income arising under the Agreement.

11.        Award Not a Service Contract. This Agreement is not employment or service contract, and nothing in this Agreement creates or will be deemed to create in any way whatsoever any obligation on Grantee’s part to continue in the service of the Company or any Affiliate, or of the Company or any Affiliate to continue Grantee’s service.

12.        Governing Plan Document. This Agreement is subject to all the provisions of the Plan, the provisions of which are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

13.        Miscellaneous.

(a)          Notices. Any notice, demand or request required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, one day after deposit with a recognized international delivery service (such as FedEx), or three days after deposit in the U.S. mail, first class, certified or registered, return receipt requested, with postage prepaid, in each case addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may designate by notifying the other in writing.

(b)          Successors and Assigns. The rights and obligations of the Company and the Grantee hereunder will be binding upon, inure to the benefit of and be enforceable against their respective successors and assigns, legal representatives and heirs. Whenever the Company has the right to repurchase Shares hereunder, whether pursuant to the Repurchase Option or otherwise, the Company may designate and assign to one or more assignees the right to exercise all or part of the Company’s repurchase rights under this Agreement to purchase all or a part of such Shares.

(c)          Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(d)          Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Grantee and the Company.

(e)          Choice of Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of North Carolina, without giving effect to the choice of law rules of any jurisdiction.

(f)           Entire Agreement. This Agreement, along with the Plan, constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, and supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to such subject matter.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Restricted Stock Award Agreement effective as of the Date of Grant.

COMPANY:

Fathom Holdings Inc.

By:
Name:
Title:

Address:

GRANTEE:

[NAME]

(SEAL)

Address:

EXHIBIT A

VESTING SCHEDULE

The Shares are unvested when granted, and will vest as described below, subject to Grantee’s Continuous Service with the Company or an Affiliate. Vesting will terminate upon the termination of Grantee’s Continuous Service.

For purposes of this Exhibit A, the “Vesting Commencement Date” is __________.

One Hundred Percent of the Shares shall vest on the Vesting Commencement Date.

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EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

GRANTEE:

COMPANY:	Fathom Holdings Inc. (the “Company”)

SECURITY:	Common Stock

AMOUNT:	___________________________ Shares

In connection with the purchase of the above-described securities, the undersigned Grantee represents to the Company the following.

1.          Grantee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Grantee is purchasing the securities for investment for Grantee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

2.          Grantee understands that the securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Grantee’s investment intent as expressed herein.

3.          Grantee further understands that the securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is available. Moreover, Grantee understands that the Company is under no obligation to register the securities. In addition, Grantee understands that the certificate evidencing the securities will be imprinted with a legend that prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

4.          Grantee is familiar with the provisions of Rules 144 and 701, promulgated under the Securities Act, that permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer) in a nonpublic offering, subject to the satisfaction of certain conditions.

Subject to any lock-up agreement, in the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the securities exempt under Rule 701 may be resold by the Grantee 90 days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (a) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as that term is defined under the Exchange Act); and (b) in the case of an affiliate, the availability of certain public information about the Company, and the amount of securities being sold during any three-month period not exceeding the limitations specified in Rule 144(e), if applicable.

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If the purchase of the securities does not qualify under Rule 701 at the time of purchase, then the securities may be resold by the Grantee in certain limited circumstances subject to the provisions of Rule 144. For nonaffiliates, resales under Rule 144 will be permitted after the Grantee has held the shares for six months if certain public information about the Company is available, and may be sold freely after the Grantee has held the shares for one year. For affiliates, resales under Rule 144 will be permitted after the Grantee has held the shares for six months if: (a) certain public information about the Company is available; (b) the amount of securities being sold during any three-month period does not exceed specified limitations; and (c) the sale is made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as that term is defined under the Exchange Act) and (d) the affiliate makes a Form 144 filing, if required

5.          Grantee further understands that at the time Grantee wishes to sell the securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rules 144 or 701, and that, in such event, Grantee would be precluded from selling the securities under Rules 144 or 701 even if the six month minimum holding period had been satisfied; however, Grantee may be able to sell the securities pursuant to the exemptions contained in Rule 144 if a one-year holding period has been satisfied.

6.          Grantee further understands that in the event all of the applicable requirements of Rules 144 or 701 are not satisfied, registration under the Securities Act or some registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their brokers who participate in such transactions do so at their own risk.

Date:	Signature of Grantee:

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